Segment Financials

Year-End ($millions)	Actual 1999	Actual 2000	Actual 2001	Projected 2002
Revenue				
Self Employed	$567	$566	$700	$948
Group Insurance	108	111	126	218
Life	94	92	95	76
Senior Health	-	-	-	3
AMS	105	154	137	114
Other	80	95	48	27
TOTAL	$954	$1,019	$1,106	$1,386
Earnings				
Self Employed	$50	$71	$75	$91
Group Insurance	0	(2)	4	13
Life	17	13	18	11
Senior Health	-	-	(2)	(7)
AMS	(20)	(25)	5	10
Other	(11)	(25)	(52)	(68)
Net Income (loss)	$36	$32	$48	$50
EPS	$0.75	$0.67	$1.01	$1.02
Proforma EPS	$0.92	$0.73	$1.38	$1.51
Goodwill	-	-	-	($0.10)

UICI

2002 Earnings Guidance

Year End ($millions) except EPS data	Earnings ($)	EPS
Insurance Segment	$ 108,293	$ 2.21
AMS	10,392	0.21
Other Key Factors		
Invst. Income on Equity	15,669	0.32
Interest Expense	(1,664)	(0.03)
Corporate Overhead	(20,144)	(0.42)
Minority Interest	(782)	(0.02)
Realized Gain	288	0.01
WorldCom Loss	(6,121)	(0.12)
Sub-total Other Key Factors	(12,754)	(0.26)
Pre-tax Operating Income	$ 105,931	$ 2.16
Variable Stock Expense	(23,956)	(0.49)
HealthAxis	(8,432)	(0.17)
Taxes	(23,473)	(0.48)
Net Income From Cont. Operations	$ 50,070	$ 1.02
Variable Stock Expense (after tax)	(18,710)	(0.38)
HealthAxis (after tax)	(5,481)	(0.11)
Pro-forma Net Income from Cont. Op.	$ 74,261	$ 1.51

UICI